Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-3 (No. 333-223048) pertaining to the Instructure, Inc. shelf registration statement for the sale of common stock,

2.	Registration Statement on Form S-8 (No. 333-207993) pertaining to the Instructure, Inc. 2010 Equity Incentive Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan,

3.	Registration Statements on Form S-8 (No. 333-223066) pertaining to the Practice XYZ, Inc. 2014 Equity Incentive Plan,

4.	Registration Statements on Form S-8 (No.’s 333-209613, 333-216003, 333-223065, 333-229759) pertaining to the Instructure, Inc. 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan, and

5.	Registration Statements on Form S-8 (No. 333-230178) pertaining to the Portfolium, Inc. 2014 Equity Incentive Plan;

of our reports dated February 28, 2020, with respect to the consolidated financial statements of Instructure, Inc., and the effectiveness of internal control over financial reporting of Instructure, Inc., included in this Annual Report (Form 10-K) of Instructure, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Salt Lake City, Utah

February 28, 2020